                                                                       EX 99.(j)

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information in this Registration Statement (Form N-1A, No. 33-23966), and to the incorporation by reference therein of our report dated February 7, 2003 on the financial statements and financial highlights of The Park Avenue Portfolio for the year ended December 31, 2002.


                                             /s/ ERNST & YOUNG LLP


New York, New York
July 28, 2003